Exhibit 99.1

Rice Energy Reports Fourth Quarter and Full Year 2013 Results; Provides Operational Update and 2014 Guidance

CANONSBURG, PA – March 13, 2014 – Rice Energy Inc. (NYSE: RICE) today announced financial and operational results for the quarter and year ended December 31, 2013 and provided an update on its 2014 activities and guidance.

Unless otherwise indicated, information presented in this release gives pro forma effect to (i) our initial public offering and the completion of the corporate reorganization in connection with our initial public offering in January 2014 and (ii) the consummation of our acquisition of the remaining 50% interest in our Marcellus joint venture from Alpha Natural Resources, Inc.

Highlights

•	Fourth quarter 2013 net production of 154 MMcf/d, representing a 120% increase relative to the fourth quarter of 2012 and a 20% sequential increase relative to the third quarter of 2013

•	Full year 2013 production of 126 MMcf/d, representing a 166% increase relative to 2012 production

•	Fourth quarter and full year 2013 Adjusted EBITDAX(1) of $39.2 million and $107.8 million, respectively

•	As of March 1, 2014, firm transportation portfolio covers approximately 330,000 MMBtu/d in 2014, 654,000 MMBtu/d in 2015 and 761,000 MMBtu/d in 2016

•	Previously announced agreement to acquire gathering assets for $110 million de-risks Marcellus takeaway plan and provides optionality for production acceleration

•

Currently running two horizontal rigs in Marcellus Shale and one horizontal rig in Utica Shale with 40 gross operated wells (approximately 230,000 net horizontal feet) in various stages of development today

•	Marcellus Shale leasehold position of 43,351 net acres and Utica Shale leasehold position of 46,488 net acres as of December 31, 2013

Commenting on the results, Daniel J. Rice IV, Chief Executive Officer, said, “2013 was a transformative year for Rice Energy. Over the course of the year we brought online 22 Marcellus wells totaling approximately 138,500 lateral feet with an average 60-day gross initial production rate of 11.0 MMcf/d and since year end we have turned online four additional Marcellus wells that averaged 11.8 MMcf/d per well for the initial 30 days. These results are a testament to the quality of our acreage and the proficiency of our shale-specific team.

“We measure our success, however, by our ability to make meaningful strides in the context of a long-term plan to maximize the value potential of our acreage positions in the cores of the Marcellus and Utica Shales. To that end, we believe we have further improved our positioning for long-term success with several key transactions. Our initial public offering in January 2014 was the second largest U.S. independent E&P IPO in history, providing us increased liquidity to pursue production growth and the ability to invest in strategic midstream and leasehold opportunities in order to support long-term value creation. Additionally, over the course of the last year we have selectively added to our robust portfolio of firm transportation contracts that now stands at 330,000 MMBtu/d, 654,000 MMBtu/d and 761,000 MMBtu/d of firm transportation in 2014, 2015 and 2016, respectively, supporting our ability to grow production and diversify our pricing exposure to Gulf Coast, Midwest and Northeast markets. Lastly, in

(1)	Please see “Supplemental Non-GAAP Financial Measure” for a description and reconciliation of Adjusted EBITDAX.

February 2014, we bolstered the support for near-term production growth by entering into an agreement to acquire midstream assets in eastern Washington and Greene Counties. We believe that these transactions collectively will strengthen our near-term execution and drive long-term value creation for shareholders.”

2013 Results

	For the Three Months Ended December 31, 2013	For the Year Ended December 31, 2013
	(Unaudited)
Production data (MMcf/d) – 100% natural gas	154	126
Average prices before effects of hedges per Mcf	$3.90	$3.89
Average prices after effects of hedges per Mcf(1)	$4.25	$4.01
Average costs per Mcf:
Lease operating	$0.33	$0.36
Gathering, compression and transportation	$0.52	$0.55
Production taxes and impact fees	$0.08	$0.06
General and administrative	$0.58	$0.44
Depletion, depreciation and amortization	$1.34	$1.57
Estimated proved reserves at December 31, 2013 – Natural gas (Bcf)(2):
Total estimated proved reserves		602
Total proved developed reserves		250
Proved developed producing reserves		177
Proved developed non-producing reserves		73
Proved undeveloped reserves		352
Percent developed reserves		42%
PV-10 of proved reserves (in millions)(3)		$709

(1)	The effect of hedges includes realized gains and losses on commodity derivative transactions.
(2)	Our estimated pro forma proved reserves and PV-10 were determined using a 12-month average price for natural gas consistent with requirements established by the SEC. The prices used in the reserve reports prepared by our independent petroleum engineers yield weighted average wellhead prices, which are based on index prices and adjusted for energy content, transportation fees and regional price differentials. The index price and the equivalent wellhead price as of December 31, 2013 were $3.67 per MMBtu and $3.90 per Mcf, respectively.
(3)	PV-10 is a non-GAAP financial measure and generally differs from standardized measure, the most directly comparable GAAP financial measure, because it does not include the effects of income taxes on future net revenues. Our pro forma standardized measure was approximately $443.7 million as of December 31, 2013. Neither PV-10 nor standardized measure represents an estimate of the fair market value of our natural gas properties. We and others in the industry use PV-10 as a measure to compare the relative size and value of proved reserves held by companies without regard to the specific tax characteristics of such entities.

Financial Results

Our production volumes were 14.2 Bcf for the quarter ended December 31, 2013, with natural gas price realizations, including the effect of hedges, of $4.25 per Mcf. For the quarter ended December 31, 2013, per unit cash production costs (lease operating; gathering, compression, and transportation; and production taxes and impact fees) were $0.93 per Mcf, depreciation, depletion and amortization expense was $19.0 million and loss on derivative instruments was $20.4 million. These factors contributed to a net loss of $8.7 million ($0.07 per diluted share) for the quarter ended December 31, 2013.

Our production volumes were 45.9 Bcf for the year ended December 31, 2013, with natural gas price realizations, including the effect of hedges, of $4.01 per Mcf. For the year ended December 31, 2013, per unit cash production costs were $0.97 per Mcf, depreciation, depletion and amortization expense was $71.9 million and restricted unit expense was $32.9 million. These factors contributed to a net loss of $16.5 million ($0.13 per diluted share) for the year ended December 31, 2013.

2013 and 2014 Operational Highlights

During the fourth quarter of 2013, we averaged 154 MMcf/d of net production, an increase of 120% over the prior year’s comparable quarter and 20% over the third quarter of 2013. The sequential period production growth was the result of three pads consisting of seven new Rice-operated Marcellus wells being turned into sales in the fourth quarter of 2013. The following table provides certain operational data as of March 1, 2014 related to the seven wells added in the fourth quarter of 2013.

Wells per Pad	Average Lateral Length (Feet)	Aggregate Periodic Flow Rates (MMcf/d) 0-90 Days	D&C ($/Foot)
3	6,317	34.6	$1,309
1	3,800	8.5	$2,032
3	9,000	47.2	$1,165

The following table provides certain operational data related to our proved developed producing Marcellus Shale wells as of December 31, 2013. We are the operator of each of these wells.

				Periodic Flow Rates (MMcf/d) (1)
Year(s)	Wells Turned Into Sales	Average Wells per Rig Move	Average Lateral Length (Feet)	0-90	91-180	181-360	361-720	D&C ($/Foot) (2)
2010-2011	6	1.4	3,281	5.5	6.0	4.4	2.9	$2,341
2012	9	2.0	5,731	9.0	10.0	6.8	N/A	$1,609
2013	22	2.1	6,286	11.1	10.3	9.2	N/A	$1,461

Total	37	1.9	5,664	9.7	9.3	6.3	2.9	$1,640

(1)	Based on production data through March 1, 2014.
(2)	D&C costs are shown gross of our working interest’s proportionate share.

Financial Position and Liquidity

Pro forma for our initial public offering, we had $311.9 million of total debt, $347.0 million of cash and cash equivalents on hand, and $317.1 million available and zero drawn under our revolving credit facility.

First Quarter 2014 Operational and Hedging Update

Despite the severe weather experienced in Ohio and Pennsylvania during the first two months of 2014, we have been able to maintain high levels of producing well uptime. In addition, we brought online a four-well Marcellus pad (average lateral length of 6,691 feet) in Washington County, Pennsylvania. These wells are producing in line with management expectations, with a combined 30-day average gross production rate of 47.1 MMcf/d (average 11.8 MMcf/d per well) and a combined day 30 spot production rate of 53.8 MMcf/d (average 13.4 MMcf/d per well) on a restricted-choke program.

We maintain a natural gas hedging program and have continued to add to our derivative positions. Please see the “Derivatives Information” table at the end of this press release for more detailed information about our derivative position as of March 1, 2014.

2014 Capital Budget and Guidance

Our updated capital budget for 2014 is expected to be $1,230 million, consisting of the following:

•	$430 million for drilling and completion in the Marcellus Shale;

•	$150 million for drilling and completion in the Utica Shale;

•	$385 million for leasehold acquisitions; and

•	$265 million for midstream infrastructure development.

This represents a 96% increase over our $629 million 2013 capital budget. The 2014 updated capital budget excludes $100 million of cash paid with respect to the purchase of the remaining interests in our Marcellus joint venture and approximately $110 million expected to be paid for our previously-announced agreement to acquire midstream assets.

Of the $580 million 2014 drilling and completion budget, approximately 85% is related to Rice Energy-operated drilling and approximately 74% is allocated to the Marcellus Shale. Furthermore, approximately $200 million of the drilling and completion budget is for wells that Rice plans to begin producing in 2015. We anticipate running two horizontal rigs in the Marcellus Shale and one horizontal rig in the Utica Shale throughout 2014.

Assuming the execution of the $1,230 million capital plan discussed above, we anticipate that 2014 average net daily production will be between 260 MMcf/d and 310 MMcf/d (100% natural gas), representing a 106% to 146% increase over 2013 average net daily production. This increase is expected to be driven primarily by increasing development of our core Marcellus Shale acreage in southwestern Pennsylvania. Furthermore, in 2014, we anticipate that we will spud 43 net and initially produce 37 net horizontal Marcellus Shale wells, and that we will spud 13 net and initially produce 7 net horizontal Utica Shale wells. The production guidance presented above is based on the key assumptions in the table below.

	2014 Guidance
	Low	High
Forecasted average daily production (MMcf/d)	260	310
Forecasted natural gas as a percentage of production	100%
Heat content (Btu/Scf)	1,050
Average costs per Mcf:
Lease operating	$(0.40)	$(0.35)
Gathering, compression and transportation	$(0.55)	$(0.45)
Production taxes and impact fees	$(0.03)	$(0.02)
Cash general and administrative (in millions)	$40.0	$35.0

Conference Call

Rice Energy will host a conference call on March 13, 2014 at 10 a.m. ET (9 a.m. CT) to discuss fourth quarter and full year 2013 earnings and operational results and to provide 2014 guidance. Interested parties are invited to participate on the call by dialing (888) 323-9686 (Conference ID: RICE ENERGY) at least 15 minutes prior to the start of the call. A replay of the call will be available on the Rice Energy website for a fourteen-day period following the call.

About Rice Energy

Rice Energy Inc. is an independent natural gas and oil company engaged in the acquisition, exploration and development of natural gas and oil properties in the Appalachian Basin. For more information, please visit our website at www.riceenergy.com.

Forward Looking Statements

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than historical facts included in this release, that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as our future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strengths, goals, expansion and growth of our business and operations, plans, market conditions, references to future success, references to intentions as to future matters and other such matters are forward-looking statements. All forward-looking statements speak only as of the date of this release. Although we believe that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.

We caution you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the exploration for and development, production, gathering and sale of natural gas and oil. These risks include, but are not limited to: commodity price volatility; inflation; lack of availability of drilling and production equipment and services; environmental risks; drilling and other operating risks; regulatory changes; the uncertainty inherent in estimating natural gas reserves and in projecting future rates of production, cash flow and access to capital; and the timing of development expenditures. Information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by us will be realized, or even if realized, that they will have the expected consequences to or effects on us, our business or operations. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Contact:

Rice Energy

Gray Lisenby, Chief Financial Officer

(713) 579-5723

RICE ENERGY INC.

PRO FORMA CONDENSED

CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 2013

(Unaudited)

(in thousands)	Historical Rice Drilling B	Consolidation of Marcellus JV Pro Forma Adjustments	Reorganization and Offering Pro Forma Adjustments	Pro Forma Rice Energy Inc.
Assets
Current assets:
Cash	$31,612	$(88,701)	$630,000	$347,011
			(35,500)
			(190,400)
Restricted cash	8,268	—	—	8,268
Accounts receivable	31,765	12,827	—	44,592
Receivable from affiliate	2,244	10	—	2,254
Prepaid expenses and other	863	93	—	956

Total current assets	74,752	(75,771)	404,100	403,081
Investments in joint ventures	49,814	(49,760)	—	54
Gas collateral account	3,700	295	—	3,995
Proved natural gas properties, net	270,523	320,000	—	590,523
Unproved natural gas properties	457,836	—	—	457,836
Property and equipment, net	5,972	83	—	6,055
Deferred financing costs, net	12,292	851	—	13,143
Other non-current assets	4,921	366,042	—	370,963

Total assets	879,810	561,740	404,100	1,845,650

Liabilities and members’/stockholders’ capital
Current liabilities:
Current portion of long-term debt	20,120	—	—	20,120
Accounts payable	51,219	20,024	—	71,243
Royalties payable	9,393	6,831	—	16,224
Accrued interest	250	16	—	266
Accrued capital expenditures	16,753	1,775	—	18,528
Other accrued liabilities	8,283	2,048	—	10,331
Leasehold payable	18,606	69	—	18,675
Derivative liabilities	965	2,427	—	3,392
Payable to affiliate	6,148	11	—	6,159
Operated prepayment liability	1,201	—	—	1,201

Total current liabilities	132,938	33,201	—	166,139
Long-term liabilities:
Long-term debt	406,822	75,400	(190,400)	291,822
Leasehold payable	1,675	69	—	1,744
Deferred tax liability	—	57,118	(96,487)	(39,369)
Restricted units	36,306	—	—	36,306
Other long-term liabilities	3,422	712	—	4,134

Total liabilities	581,163	166,500	(286,887)	460,776

Members’/stockholders’ capital	298,647	395,240	690,987	1,384,874

Total liabilities and members’/stockholders’ capital	$879,810	$561,740	$404,100	$1,845,650

RICE ENERGY INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

THREE MONTHS ENDED DECEMBER 31, 2013

(Unaudited)

(in thousands, except per share data)	Historical Rice Drilling B	Consolidation of Marcellus JV Pro Forma Adjustments	Reorganization and Offering Pro Forma Adjustments	Pro Forma Rice Energy Inc.
Revenues:
Natural gas sales	$27,628	$27,739	$—	$55,367
Other revenue	238	—	—	238

Total revenues	27,866	27,739	—	55,605
Operating expenses:
Lease operating	2,587	2,095	—	4,682
Gathering, compression and transportation	2,751	4,619	—	7,370
Production taxes and impact fees	600	596	—	1,196
Exploration	8,167	—	—	8,167
Restricted unit expense	(7,181)	—	—	(7,181)
General and administrative	7,001	1,256	—	8,257
Depreciation, depletion and amortization	9,600	9,450	—	19,050
Loss on impairment of natural gas properties	—	146	—	146
Loss from sale of interest in gas properties	4,230	—	—	4,230

Total expenses	27,755	18,162	—	45,917

Operating income	111	9,577	—	9,688
Interest income (expense)	(4,882)	(403)	1,523	(3,762)
Other income (expense)	(10)	106	—	96
Loss on derivative instruments	(9,807)	(10,581)	—	(20,388)
Amortization of deferred financing costs	(470)	(57)	—	(527)
Equity in income (loss) of joint ventures	123	(30)	—	93

Income (loss) before income taxes	(14,935)	(1,388)	1,523	(14,800)
Income tax benefit	—	—	6,140	6,140

Net income (loss)	$(14,935)	$(1,388)	$7,663	$(8,660)

Earnings per share—basic				$(0.07)
Earnings per share—diluted				$(0.07)

RICE ENERGY INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2013

(Unaudited)

(in thousands, except per share data)	Historical Rice Drilling B	Consolidation of Marcellus JV Pro Forma Adjustments	Reorganization and Offering Pro Forma Adjustments	Pro Forma Rice Energy Inc.
Revenues:
Natural gas sales	$87,847	$90,677	$—	$178,524
Other revenue	757	—	—	757

Total revenues	88,604	90,677	—	179,281
Operating expenses:
Lease operating	8,309	8,193	—	16,502
Gathering, compression and transportation	9,774	15,663	—	25,437
Production taxes and impact fees	1,629	1,258	—	2,887
Exploration	9,951	—	—	9,951
Restricted unit expense	32,906	—	—	32,906
General and administrative	16,953	3,256	—	20,209
Depreciation, depletion and amortization	32,815	39,071	—	71,886
Loss on impairment of natural gas properties	—	146	—	146
Loss from sale of interest in gas properties	4,230	—	—	4,230

Total expenses	116,567	67,587	—	184,154

Operating income (loss)	(27,963)	23,090	—	(4,873)
Interest income (expense)	(17,915)	(880)	2,373	(16,422)
Other expense	(357)	(796)	—	(1,153)
Gain on derivative instruments	6,891	3,347	—	10,238
Amortization of deferred financing costs	(5,230)	(164)	—	(5,394)
Loss on extinguishment of debt	(10,622)	—	—	(10,622)
Equity in income (loss) of joint ventures	19,420	(19,330)	—	90

Income (loss) before income taxes	(35,776)	5,267	2,373	(28,136)
Income tax benefit	—	—	11,674	11,674

Net income (loss)	$(35,776)	$5,267	$14,047	$(16,462)

Earnings per share—basic				$(0.13)
Earnings per share—diluted				$(0.13)

RICE DRILLING B LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
(in thousands)	2013	2012
Assets
Current assets:
Cash	$31,612	$8,547
Restricted cash	8,268	—
Accounts receivable	31,765	8,557
Receivable from affiliate	2,244	11,879
Prepaid expenses and other	863	321

Total current assets	74,752	29,304
Investments in joint ventures	49,814	30,976
Gas collateral account	3,700	5,843
Proved natural gas properties, net	270,523	159,988
Unproved natural gas properties	457,836	111,030
Property and equipment, net	5,972	2,622
Deferred financing costs, net	12,292	5,208
Other non-current assets	4,921	—

Total assets	$879,810	$344,971

Liabilities and members’ capital
Current liabilities:
Current portion of long-term debt	$20,120	$8,814
Accounts payable	51,219	19,793
Royalties payable	9,393	1,960
Accrued interest	250	2,004
Accrued capital expenditures	16,753	2,359
Other accrued liabilities	8,283	5,585
Leasehold payable	18,606	3,954
Derivative liabilities	965	2,260
Payable to affiliate	6,148	2,482
Operated prepayment liability	1,201	11,553

Total current liabilities	132,938	60,764
Long-term liabilities:
Long-term debt	406,822	140,506
Leasehold payable	1,675	106
Restricted units	36,306	3,400
Other long-term liabilities	3,422	2,004

Total liabilities	581,163	206,780
Members’ capital	298,647	138,191

Total liabilities and members’ capital	$879,810	$344,971

ALPHA SHALE RESOURCES, LP

BALANCE SHEETS

	December 31,
(in thousands)	2013	2012
Assets
Current assets:
Cash	$11,299	$4,445
Accounts receivable	14,842	5,716
Receivable from affiliate	10	1
Prepaid expenses and other	93	108

Total current assets	26,244	10,270
Gas collateral account	295	295
Proved natural gas properties, net	182,333	114,128
Property and other equipment, net	83	91
Deferred financing costs, net	851	387
Other non-current assets	1,010	—

Total assets	$210,816	$125,171

Liabilities and partners’ capital
Current liabilities:
Accounts payable	$20,024	$18,953
Royalties payable	6,831	2,082
Accrued interest	16	413
Accrued capital expenditures	1,775	3,489
Other accrued liabilities	2,048	726
Leasehold payable	69	331
Derivative liabilities	2,427	138
Payable to affiliate	2,026	8,538

Total current liabilities	35,216	34,670
Long-term liabilities:
Long-term debt	75,400	29,200
Leasehold payable	69	—
Other long-term liabilities	712	542

Total liabilities	111,397	64,412
Partners’ capital	99,419	60,759

Total liabilities and partners’ capital	$210,816	$125,171

RICE DRILLING B LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2013	2012	2013	2012
	(Unaudited)
Revenues:
Natural gas sales	$27,628	$11,216	$87,847	$26,743
Other revenue	238	457	757	457

Total revenues	27,866	11,673	88,604	27,200
Operating expenses:
Lease operating	2,587	1,462	8,309	3,688
Gathering, compression and transportation	2,751	1,341	9,774	3,754
Production taxes and impact fees	600	217	1,629	1,382
Exploration	8,167	425	9,951	3,275
Restricted unit expense	(7,181)	—	32,906	—
General and administrative	7,001	2,225	16,953	7,599
Depreciation, depletion and amortization	9,600	3,940	32,815	14,149
Write-down of abandoned leases	—	30	—	2,253
Loss from sale of interest in gas properties	4,230	—	4,230	—

Total operating expenses	27,755	9,640	116,567	36,100

Operating income (loss)	111	2,033	(27,963)	(8,900)

Other income (expense):
Interest expense	(4,882)	(1,686)	(17,915)	(3,487)
Other income (expense)	(10)	36	(357)	112
Gain (loss) on derivative instruments	(9,807)	2,026	6,891	(1,381)
Amortization of deferred financing costs	(470)	(1,680)	(5,230)	(7,220)
Loss on extinguishment of debt	—	—	(10,622)	—
Equity in income of joint ventures	123	1,668	19,420	1,532

Total other income (expense)	(15,046)	364	(7,813)	(10,444)

Net income (loss)	$(14,935)	$2,397	$(35,776)	$(19,344)

ALPHA SHALE RESOURCES, LP

STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2013	2012	2013	2012
	(Unaudited)
Revenue:
Natural gas sales	$27,739	$11,828	$90,677	$26,284
Operating expenses:
Depreciation, depletion and amortization	8,031	2,322	25,008	9,411
Gathering, compression and transportation	4,619	3,295	15,663	6,671
Lease operating	2,095	1,841	8,193	3,331
Production taxes and impact fees	596	141	1,258	869
Loss on impairment of natural gas properties	146	—	146	—
General and administrative expenses	1,256	721	3,256	2,058

Total operating expenses	16,743	8,320	53,524	22,340

Operating income	10,996	3,508	37,153	3,944

Other income (expense):
Other income (expense)	106	(4)	(796)	—
Gain (loss) on derivative instruments	(10,581)	(74)	3,347	(74)
Amortization of deferred financing costs	(57)	(15)	(164)	(15)
Interest expense	(403)	(101)	(880)	(372)

Total other income (expense)	(10,935)	(194)	1,507	(461)

Net income	$61	$3,314	$38,660	$3,483

RICE DRILLING B LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
(in thousands)	2013	2012
Cash flows from operating activities:
Net loss	$(35,776)	$(19,344)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation, depletion and amortization	32,815	14,149
Amortization of deferred financing costs	5,230	7,220
Loss from sale of interest in gas properties	4,230	—
Restricted unit expense	32,906	—
Write-off of unsuccessful exploratory well costs	8,143	—
Derivative instruments fair value (gain) loss	(6,891)	1,381
Equity in income of joint ventures	(19,420)	(1,532)
Write-down of abandoned leases and other leasehold costs	—	2,253
(Increase) decrease in:
Accounts receivable	(17,208)	(3,828)
Receivable from affiliate	9,635	(8,403)
Gas collateral account	643	(4,137)
Prepaid expenses and other	(541)	(212)
Cash receipts for settled derivatives	676	879
Increase (decrease) in:
Accounts payable	2,273	(30)
Royalties payable	7,432	775
Other accrued expenses	5,859	7,391
Payable to affiliate	3,666	424

Net cash provided by (used in) operating activities	33,672	(3,014)

Cash flows from investing activities:
Capital expenditures for natural gas properties	(463,128)	(109,149)
Investment in joint ventures	—	(9,957)
Capital expenditures for property and equipment	(2,259)	(867)
Proceeds from sale of interest in gas properties	6,792	—

Net cash used in investing activities	(458,595)	(119,973)

Cash flows from financing activities:
Proceeds from borrowings	435,500	44,361
Repayments of debt obligations	(160,760)	(10,152)
Restricted cash for convertible debt	(8,268)	—
Debt issuance costs	(12,194)	(1,913)
Capital contributions	195,977	96,782
Repurchase of restricted units	(2,267)	(1,133)
Return of capital	—	(800)

Net cash provided by financing activities	447,988	127,145

Net increase in cash	23,065	4,158
Cash at the beginning of the year	8,547	4,389

Cash at the end of the year	$31,612	$8,547

ALPHA SHALE RESOURCES, LP

STATEMENTS OF CASH FLOWS

	Year Ended December 31,
(in thousands)	2013	2012
Cash flows from operating activities:
Net income	$38,660	$3,483
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	25,008	9,411
Amortization of deferred financing costs	164	15
Loss on impairment of natural gas properties	146	—
Derivative instruments fair value (gain) loss	(3,347)	74
(Increase) decrease in:
Accounts receivable	(9,126)	(5,067)
Receivable from affiliate	—	25
Gas collateral account	—	(295)
Prepaid expenses and other	15	55
Cash receipts for settled derivatives	4,627	64
Increase (decrease) in:
Accounts payable	69	347
Royalties payable	4,749	1,734
Other accrued expenses	928	1,050
Payable to affiliate	(6,512)	2,499

Net cash provided by operating activities	55,381	13,395
Cash flows from investing activities:
Capital expenditures for natural gas properties	(94,099)	(63,847)
Capital expenditures for property and other equipment	—	(12)

Net cash used in investing activities	(94,099)	(63,859)
Cash flows from financing activities:
Proceeds from borrowings	46,200	29,200
Debt issuance costs	(628)	(402)
Capital contributions	—	20,000

Net cash provided by financing activities	45,572	48,798
Net increase (decrease) in cash	6,854	(1,666)
Cash at the beginning of the year	4,445	6,111

Cash at the end of the year	$11,299	$4,445

Rice Energy Inc.

Supplemental Non-GAAP Financial Measure

(Unaudited)

Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. We define Adjusted EBITDAX as net income (loss) before interest expense or interest income; income taxes; write-down of abandoned leases; depreciation, depletion and amortization; amortization of deferred financing costs; equity in (income) loss of our joint ventures; derivative fair value (gain) loss, excluding net cash receipts on settled derivative instruments; non-cash compensation expense; (gain) loss from sale of interest in gas properties; and exploration expenses. Adjusted EBITDAX is not a measure of net income as determined by United States generally accepted accounting principles, or GAAP.

The following table presents a pro forma reconciliation of the non-GAAP financial measure of Adjusted EBITDAX to the GAAP financial measure of net income (loss).

	Three Months Ended	Year Ended
(in thousands)	December 31, 2013	December 31, 2013
Adjusted EBITDAX reconciliation to net income (loss):
Net loss	$(8,660)	$(16,462)
Interest expense	3,762	16,422
Depreciation, depletion and amortization	19,050	71,886
Amortization of deferred financing costs	526	5,394
Equity in income of joint ventures	(93)	(90)
Derivative fair value (gain) loss (1)	20,388	(10,238)
Net cash receipts on settled derivative instruments (1)	4,966	5,302
Restricted unit expense	(7,181)	32,906
Income tax benefit	(6,140)	(11,674)
Loss from sale of interest in gas properties	4,230	4,230
Loss on impairment of natural gas properties	146	146
Exploration expenses	8,167	9,951

Adjusted EBITDAX	$39,161	$107,773

(1)	The adjustments for the derivative fair value (gains) losses and net cash receipts on settled commodity derivative instruments have the effect of adjusting net income (loss) for changes in the fair value of derivative instruments, which are recognized at the end of each accounting period because we do not designate commodity derivative instruments as accounting hedges. This results in reflecting commodity derivative gains and losses within Adjusted EBITDAX on a cash basis during the period the derivatives settled.

Rice Energy Inc.

Derivatives Information

(Unaudited)

The table below provides data associated with our derivatives at March 1, 2014 for the periods indicated:

	2014	2015	2016	2017
Natural Gas Swaps: (1)
Volume (BBtu/d)	162	92	99	60
Price ($/MMBtu)	$4.12	$4.16	$4.20	$4.24
Natural Gas Collars: (1)
Volume (BBtu/d)	10	70	—	—
Ceiling Price ($/MMBtu)	$5.80	$4.68	n/a	n/a
Floor Price ($/MMBtu)	$3.00	$3.91	n/a	n/a
Natural Gas Puts: (1)
Volume (BBtu/d)	23	—	—	—
Strike Price ($/MMBtu)	$4.55	$—	$—	$—
Put Premium ($/MMBtu)	$0.45	$—	$—	$—

(1)	The index prices for the natural gas price swaps, collars and puts are based on the NYMEX – Henry Hub last trading day futures price.